Exhibit 10.1

January 23, 2024

ATW Opportunities Master Fund II, L.P.

c/o ATW Partners Opportunities Management, LLC

17 State Street, Suite 2100,

New York, NY 10004

Re: Inducement of Subsequent Closings

To Whom It May Concern:

Lion Group Holding Ltd., a Cayman Islands company (the “Company”), is pleased to offer to you the opportunity to receive new American Depositary Shares purchase warrants of the Company in consideration for your exercise of rights to purchase an additional $1,000,000 Debentures pursuant to Section 2.2 of the Securities Purchase Agreement dated as of August 9, 2022, by and between the Company and the Purchasers identified therein (the “SPA”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the SPA.

As set forth in the SPA, from the date of the SPA until the 24-month anniversary of the First Closing, from time to time at the election of each Purchaser in its sole discretion, such Purchaser shall have the right to purchase (“Purchaser Option”) its pro-rata share of an additional $25 million of Debentures. In consideration for the inducement of the Purchaser to exercise its Purchase Option to purchase an additional $1,000,000 of Debentures, the Company hereby offers to issue you or your designees a new ADS Purchase Warrant (the “New Warrant”) to purchase an amount of ADSs representing 1% warrant coverage, which New Warrant shall be substantially in the form as set forth on Annex B. The New Warrant will be immediately exercisable, have a term of exercise expiring five years after the issuance, and an exercise price equal to $1.13. Notwithstanding the foregoing or anything to the contrary in the SPA and the outstanding $2,500,000 Debenture issued to you on September 5, 2023 (the “September Debenture”), the conversion price of the September Debenture and the $1,000,000 Debenture to be issued to you pursuant to the SPA and this letter agreement shall not be adjusted in connection with the issuance of the New Warrant.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. The Purchaser represents and warrants (i) that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the issuance of New Warrants nor the ADSs issuable upon exercise of the New Warrants will be registered under the Securities Act, and (ii) that the New Warrants and the ADSs issuable upon exercise of the New Warrants will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933.

If this offer is accepted and this letter agreement is executed and delivered to the Company, the Company shall (i) file a Report on Form 6-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto, (ii) file a prospectus supplement to the Registration Statement disclosing the transactions contemplated hereby, (iii) issue the New Warrants to the Purchaser ((i) and (ii), collectively, the “Required Filings”), and (iv) pay your legal fees in connection with the transactions contemplated hereunder in the amount of $10,000. Upon the release or filing, as the case may be, of the first of the Required Filings so released or filed by the Company, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the earliest of the issuance of the Required Filings, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate. Upon the earliest of the issuance of the Required Filings, the Company represents to the Purchaser that none of the Company’s directors, officers, employees, or agents will provide the Purchaser with any material, nonpublic information that is not disclosed in the Required Filings.

The Purchaser acknowledges that it has been afforded the opportunity to (i) review the public filings made by the Company with the Commission, (ii) ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of investing in the Company’s securities; (iii) access information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iv) obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

Except as otherwise set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this letter agreement. This letter agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

To accept this offer, Purchaser must counter execute this letter agreement and return the fully executed letter agreement to the Company at e-mail: wilson.wang@liongrouphl.com, attention: Wilson Wang.

Sincerely yours,

Lion Group Holdings Ltd.

By:
Name:	Chunning Wang
Title:	CEO and Director

Accepted and Agreed to:

By: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

New Warrant Shares: 8,850 ADSs

New Warrant Exercise Price: $1.13 per ADS

Beneficial Ownership Limitation New Warrant: 4.99%/9.99%

Address for Delivery of New Warrant: _________________________

Annex A – Representations, Warranties and Covenants

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Purchaser and agrees to the following covenants:

(a) Authorization; Enforcement. The Company will have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s Amended and Restated Memorandum and Articles of Association or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this agreement or the New Warrant, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the transactions contemplated by this agreement, other than: (i) the filings required pursuant to this agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the New Warrant and the listing of the underlying shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

(d) Offering Generally. The transactions contemplated under this letter agreement, comply with all rules of the Trading Market. No registration under the Securities Act is required for the offer and sale of the New Warrant by the Company as contemplated hereby. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the New Warrants to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(e) Issuance of the New Warrant. The issuance of the New Warrants is duly authorized and, upon the execution of this letter agreement by the undersigned, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and the Class A ordinary shares underlying the ADSs issuable upon exercise of the New Warrant (the “New Warrant Shares”), when issued in accordance with the terms of the New Warrant, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of ADSs for issuance of the New Warrant Shares in full.

(f) Legends and Transfer Restrictions.

(i) The New Warrant and New Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of New Warrant or New Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the undersigned or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred New Warrant and New Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement.

(ii) The undersigned agrees to the imprinting, so long as is required by this Section (g), of a legend on any of the New Warrant and New Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the undersigned may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the New Warrant to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this letter agreement and, if required under the terms of such arrangement, the undersigned may transfer pledged or secured New Warrant to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the undersigned’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of New Warrant may reasonably request in connection with a pledge or transfer of the New Warrant or New Warrant Shares.

Annex B – Form of New Warrant